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                                                                    EXHIBIT 10.4

                       AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is made and entered into as of June 21, 2003 by and between Robert R. Singer, an individual resident of the State of Georgia ("Employee"), and Horizon Medical Products, Inc., a Georgia corporation (the "Employer");

                              W I T N E S S E T H:

         WHEREAS, Employee and Employer entered into that certain Employment Agreement dated June 21, 2001 (the "Employment Agreement"), and desire to amend the Employment Agreement in the manner hereinafter provided;

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound, hereby agree as follows:

         1. The lead-in language of Section 2 of the Employment Agreement, prior to subsection (i) of Section 2, is hereby deleted in its entirety and the following lead-in language is hereby inserted in Section 2 in lieu thereof:

                           The term of Employee's employment hereunder (the
                  "Term") shall be from June 21, 2003 (the "Effective Date") until the earlier of (i) June 21, 2004, or (ii) the occurrence of any of the following events: . . .

         2. Section 2(ii)(E) of the Employment Agreement is hereby amended by deleting such subsection in its entirety from the Employment Agreement.

         3. Section 2(iii) of the Employment Agreement is hereby amended by deleting therefrom the phrase "ninety (90) days" and inserting in lieu thereof the phrase "sixty (60) days".

         4. Section 2(iv) of the Employment Agreement is hereby amended by deleting therefrom the phrase "thirty (30) days" and inserting in lieu thereof the phrase "sixty (60) days".

         5. Section 3.1(a) of the Employment Agreement is hereby amended by deleting the first sentence in Section 3.1(a) from the Employment Agreement and by inserting in lieu thereof the following first sentence:

                           Commencing on June 21, 2003 and for the remainder of
                  the Term of employment hereunder, the Salary shall be One Hundred Sixty Thousand Dollars ($160,000.00) per annum, less deductions and withholdings required by applicable law.

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         6.       Section 3.1(b) of the Employment Agreement is hereby amended by deleting Section 3.1(b) from the Employment Agreement and by inserting in lieu thereof the following Section 3.1(b):

                           (b) Bonus. For each calendar quarter during the Term, including the second quarter of 2003 and the second quarter of 2004, Employee shall be eligible to earn a maximum bonus of Ten Thousand Dollars ($10,000.00) based upon the applicable bonus program established for Employee by Employer for such calendar quarter where the bonus amount is dependent upon both Employer's performance for the quarter in terms of revenue and EBITDA and upon Employee's achievement of quarterly management business objectives for the quarter established by the Chief Operating Officer for Employee. Any bonus earned by Employee for a calendar quarter will be paid within thirty (30) to forty-five (45) days after the end of such quarter.

         7. Section 3.1(c) of the Employment Agreement is hereby amended by changing the amount of $500.00 in such Section 3.1(c) to $600.00, effective June 21, 2003.

         8. The Termination Period provided for in the last sentence of the first paragraph in Section 3.2 of the Employment Agreement is hereby amended by deleting the phrase "twelve (12) months" and inserting in lieu thereof the phrase "six (6) months". The eighteen (18) month period for severance that is referred to twice in the last paragraph in Section 3.2 of the Employment Agreement is hereby amended by deleting such eighteen (18) months and inserting in lieu thereof the period of six (6) months for such severance period.

         9. The second paragraph in Section 3.2 of the Employment Agreement is hereby amended by deleting such paragraph in its entirety and by inserting in lieu thereof the following paragraphs:

                           If Employee's employment with Employer continues
                  after the Term and Employee does not have an employment agreement with Employer then in effect and Employee's employment with Employer is terminated by Employer without good cause (with "good cause" defined in Section 2(ii) above), then Employer shall continue to pay Employee the Salary for the Termination Period (as defined below) in periodic payments (on the same basis as if Employee continued to serve as an employee for such period), and Employee shall continue to be eligible to receive the automobile allowance described in Section 3.1(c) above and shall be entitled to have Employer pay his individual premiums for his COBRA health insurance benefits during such Termination Period without any additional expense to Employee. For purposes of this paragraph only, the Termination Period shall mean a period that commences on the effective date of


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                  termination of Employee's employment by Employer without good cause and continues thereafter for six (6) months. In consideration for receiving such severance benefits, Employee shall comply with the provisions of Section 4 below during the Termination Period.

                           If Employee's employment hereunder is terminated by
                  Employer pursuant to Section 2(ii) above for good cause, then Employer shall continue to pay Employee his normal Salary pursuant to Section 3.1(a) during the sixty (60) days immediately following the effective date of termination of employment under Section 2(ii), in periodic payments (on the same basis as if Employee continued to serve as an employee during such period).

         10. Section 4 of the Employment Agreement is hereby amended by deleting such Section 4 in its entirety and by inserting in lieu thereof the following new Section 4:

                  Section 4.  Non-Compete Covenants.

                           During the six (6) month period after the effective
                  date of his last date of employment hereunder, Employee shall not, on his own behalf or on behalf of others, engage within the United States in the sale or marketing of implantable vascular access ports, hemodialysis catheters, central venous catheters, or implantable pumps used for delivery of hepatic arterial infusion treatment. During the six (6) month period after the effective date of his last date of employment hereunder, Employee shall not, on his own behalf or on behalf of others, hire or solicit for employment any person who at the time of such hiring or solicitation is an employee of Employer.

         11. Except as expressly amended above, all other provisions of the Employment Agreement shall remain in full force and effect. This Amendment inures to the benefit of, and is binding upon, Employer and its respective successors and assigns and Employee, together with Employee's executor, administrator, personal representatives, heirs, and legatees. This Amendment is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements, or agreements to the contrary heretofore made. This Amendment supersedes and terminates all prior agreements and understandings between Employer and Employee concerning the subject matter of this Amendment. This Amendment may be modified only by a written instrument signed by all of the parties hereto. This Amendment shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with, the laws of the State of Georgia without reference to its conflicts of law principles. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                  HORIZON MEDICAL PRODUCTS, INC.



                                  By: /s/ Marshall B. Hunt
                                    ------------------------------------
                                     Marshall B. Hunt, Chief Executive Officer


                                  EMPLOYEE:



                                  /s/ Robert R. Singer
                                  --------------------------------------
                                  Robert R. Singer


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